UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2026

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Hamilton Street, Suite 400 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 2, 2026, the Board of Directors (the “Board”) of CrossAmerica GP LLC, the general partner (the “General Partner”) of CrossAmerica Partners LP (“CrossAmerica” or the “Partnership”), appointed Maura Topper as President and Chief Executive Officer (“CEO”) of the General Partner, effective as of March 2, 2026. Ms. Topper succeeds Charles M. Nifong, Jr., who departs from his role as President and CEO and a member of the Board as of the same date, having served in those capacities since November 2019. Effective as of March 2, 2026, Mr. Nifong will move to the executive management team of Dunne Manning Holdings LLC (“Dunne Manning”), which is an affiliate of the General Partner and of related entities controlled by Joseph V. Topper, Jr., founder of CrossAmerica and Chairman of the Board.

Prior to her appointment as President and CEO, Ms. Topper served as Chief Financial Officer of the General Partner. Information regarding Ms. Topper’s background and business experience, family relationships with the General Partner’s directors and executive officers and any related party transactions involving Ms. Topper is incorporated by reference herein from the Partnership’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2026.

The Partnership does not determine the compensation for its executive officers. The compensation philosophy and practices of the Topper Group (referring to Joseph V. Topper, Jr., collectively with his affiliates and family trusts that have ownership interests in the Partnership) are used to determine the total compensation of the Partnership’s executive officers. In connection with her promotion to President and CEO, Ms. Topper’s annual base salary was increased to $500,000 and her target short-term incentive opportunity remained unchanged at 50% of her base salary.

On March 2, 2026, the Board also appointed Jonathan E. Benfield, Chief Accounting Officer of the General Partner, as Interim Chief Financial Officer and Chief Accounting Officer of the General Partner, effective as of March 2, 2026. Mr. Benfield, age 50, was appointed Chief Accounting Officer of the General Partner in March 2022. Mr. Benfield previously served as Chief Accounting Officer of the General Partner from November 5, 2020 to September 10, 2021, and served in a variety of roles since joining the Partnership in 2012, including as the Interim Chief Financial Officer of the General Partner from November 19, 2019 to November 4, 2020 and April 16, 2021 to August 10, 2021. Before joining CrossAmerica, Mr. Benfield worked for four years at PPL Corporation, most recently as Manager of Financial Reporting. He also worked for nine years at Ernst & Young, most recently as Senior Manager in the audit practice. He served on the Board of Trustees of Bally Savings Bank from 2004 to 2012, including as chairman of the board from 2009 to 2012. Mr. Benfield is a Certified Public Accountant and holds a bachelor’s degree in Accounting and Finance from Kutztown University.

In connection with his appointment, and for the period which he serves, as Interim Chief Financial Officer and Chief Accounting Officer, Mr. Benfield’s annual base salary was increased to $325,000 and his target short-term incentive opportunity increased to 50% of his base salary.

Item 7.01 Regulation FD Disclosure

On March 2, 2026, the Partnership issued a press release announcing the executive leadership changes described above in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 and Exhibit 99.1 of Item 9.01 of this report, according to general instruction B.2. of Form 8-K, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By furnishing the information in Item 7.01 and Exhibit 99.1 of Item 9.01 of this report, the Partnership makes no admission as to the materiality of such information that the Partnership chooses to disclose solely because of Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated March 2, 2026, regarding the executive leadership changes
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	General Counsel and Chief Administrative Officer

Dated: March 2, 2026